                                                                   EXHIBIT 99.11

                             CONSENT OF PERSON NAMED
                          AS ABOUT TO BECOME A DIRECTOR


         Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I Dru A. Sedwick, hereby consent to be named as a person about to become a director of World Access, Inc. in the Registration Statement on Form S-4 (File No. 333-89479) of World Access, Inc.


                                              /s/ Dru A. Sedwick
                                              ---------------------
                                              Dru A. Sedwick

Dated:  November 3, 1999